UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1400 West 94th Street
Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	DCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

Donaldson Company Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders on
November 22, 2019. The Company’s stockholders voted on each of the proposals detailed in the Company’s 2019 Proxy Statement.

Item 1

The Company’s stockholders elected four individuals to the Board of Directors as set forth below:

	FOR	WITHHELD	BROKER NON-VOTE
Michael J. Hoffman	99,994,073	2,195,683	11,699,621
Douglas A. Milroy	101,155,418	1,034,338	11,699,621
Willard D. Oberton	91,598,322	10,591,434	11,699,621
John P. Wiehoff	92,344,022	9,845,734	11,699,621

Item 2

The Company’s stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
98,769,897	2,955,758	464,101	11,699,621

Item 3
The Company's stockholders approved to adopt the Donaldson Company, Inc. 2019 Master Stock Incentive Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
97,774,521	4,103,294	311,941	11,699,621

Item 4

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending July 31, 2020 as set forth below:

FOR	AGAINST	ABSTAIN
111,706,081	1,930,450	252,846

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 25, 2019
DONALDSON COMPANY, INC.

By: /s/ Amy C. Becker

Name: Amy C. Becker
Title: Vice President, General Counsel and Secretary